SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2019

SCPHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38293	46-5184075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 District Avenue, Suite 310 Burlington, Massachusetts		01803
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 517-0730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	SCPH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2019, scPharmaceuticals Inc. (the “Company”) entered into a Third Amendment to Loan and Security Agreement (the “Loan Amendment”) with Solar Capital Ltd. (“Solar”) and Silicon Valley Bank (“SVB”, and together with Solar, the “Lenders”). The Loan Amendment amends the terms of that certain Loan and Security Agreement by and among the Company and the Lenders, dated as of May 23, 2017, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 21, 2018, as further amended by that certain Consent and Second Amendment to Loan and Security Agreement dated as of December 12, 2018 (the “2017 Loan Agreement”) to, among other things provide for an extension of the date on which repayment of principal commences under the 2017 Loan Agreement, provided that certain specified conditions are satisfied by the Company, including certain regulatory milestones.

The above description of the Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Third Amendment to Loan and Security Agreement, dated May 31, 2019, by and among scPharmaceuticals Inc., Solar Capital Ltd. and Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCPHARMACEUTICALS INC.

Date: June 4, 2019	By:	/s/ John H. Tucker
	Name:	John H. Tucker
	Title:	President, Chief Executive Officer, Principal Executive Officer and Principal Financial Officer